UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On October 18, 2006, Vista Gold Corp. (the “Company”) issued a press release reporting that it has filed updated technical reports, prepared in accordance with Canadian National Instrument 43-101, for six of the Company’s properties anticipated to be transferred by the Company to a recently incorporated company, Allied Nevada Gold Corp. (“Allied Nevada”) in connection with the Company’s previously announced transaction that will result in the transfer of these six Nevada-based properties to Allied Nevada and the acquisition by Allied Nevada of the Nevada-based mineral assets of Carl and Janet Pescio.  In addition, the press release reported that the Company has filed an updated scoping study containing a mineral resource analysis for the Company’s Amayapampa project in Bolivia.  As previously announced, this project is being purchased by Luzon Minerals Ltd. under terms and amended terms previously disclosed in press releases and summarized in the Company’s 2005 Annual Report on Form 10-K.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1                                    Press Release of Vista Gold Corp. dated October 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: October 19, 2006